Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Nanometrics Incorporated on Form S-8 of our reports dated February 13, 2002 appearing in the Annual Report on Form 10-K of Nanometrics Incorporated for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

San Jose, California
June 25, 2002